SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 15, 2002

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(201) 236-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

                On April 15, 2002, Hudson United Bancorp, a New Jersey corporation (“HUB”), issued a press release reporting operating earnings of $25.1 million, or $0.55 per diluted share for the quarter ended March 31, 2002. This represents a 20% increase compared with $0.46 per share on a diluted basis as reported in the first quarter of 2001. First quarter operating earnings exclude the $77 million cash payment received from Dime Bancorp, Inc. representing the final termination payment relating to the uncompleted merger of HUB and Dime.

                HUB is a multi-state bank holding company for Hudson United Bank which has over 200 offices in New Jersey, New York, Connecticut and Pennsylvania. A copy of the Company’s press release is attached to this Form 8-K as an Exhibit and is incorporated herein by reference.

Item 7.  Exhibits.

99.1	Press Release dated April 15, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2002	HUDSON UNITED BANCORP By: WILLIAM A. HOULIHAN ———————————————————— Name: William A. Houlihan Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated April 15, 2002